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                                                                    Exhibit 10-1


                                 EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the first day of July, 1998, by and between Cortland Savings Bank (the "Bank") and Wesley D. Stisser, Jr. ("Mr. Stisser").

     In consideration of the mutual covenants set forth below, the parties agree as follows:

     1. EMPLOYMENT. The Bank hereby employs Mr. Stisser as its President and Chief Executive Officer and Mr. Stisser accepts such employment.

     2. EMPLOYMENT PERIOD. This Agreement shall be in effect for three years beginning on the date set forth above (the "Employment Period").

     3. DUTIES. During the Employment Period, Mr. Stisser shall:

     (a) devote his full business time and attention to the business and affairs of the Bank, its parent and subsidiary corporations (if any), and use his best efforts to advance their interests;

     (b) serve as President and Chief Executive Officer of the Bank and of CNY Financial, Inc.; and

     (c) have such functions, duties and responsibilities not inconsistent with his title and office as may be assigned to him by or under the authority of the Board.

     (d) upon appointment as such by the Board of Directors of CNY Financial Corporation, serve as the President and Chief Executive Officer of CNY Financial Corporation, which is to become the holding company of the Bank upon the completion of the Conversion of the Bank from the mutual tot he stock form of ownership.

     4. COMPENSATION; SALARY AND BONUS.

     (a) During the Employment Period, the Bank shall pay to Mr. Stisser a salary at an annual rate of $175,000, payable in the same manner and on the same dates as apply to the payment of salary to other employees of the Bank generally. The Bank may, in its sole discretion, increase said amount from time to time.


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     (b) Mr. Stisser shall be entitled to four weeks of paid annual vacation during the Employment Period.

     5. EMPLOYEE BENEFITS PLANS AND PROGRAMS; OTHER COMPENSATION. Mr. Stisser shall be entitled to participate in and receive benefits under the Bank's pension plan, group life and health and disability insurance plans, and such other employee benefit plans and programs as the Bank may maintain from time to time, on terms no less favorable than any other similarly situated employee.

     6. BOARD MEMBERSHIPS AND PERSONAL ACTIVITIES. Mr. Stisser may serve as a member of the board of directors of such business, community and charitable organizations as he shall disclose to the Board from time to time, and he may engage in personal business and investment activities for his own account; provided, however, that such service and personal business and investment activities shall not (a) interfere with the performance of his duties under this Agreement, and (b) involve entities which either compete with the Bank or may reasonably be expected to impact negatively on the Bank's standing and reputation in the community it serves.

     7. EXPENSES. The Bank shall reimburse Mr. Stisser for his ordinary and necessary reasonable business expenses incurred in connection with the performance of his duties under this Agreement upon presentation to the Bank of itemized accounts in such form as the Bank may reasonably require.

     8. TERMINATION GIVING RISE TO SEVERANCE BENEFITS.

     (a) If Mr. Stisser's employment with the Bank is terminated during the Employment Period for any reason other than the reasons described in 8(b) below, including, without limitation, a resignation by Mr. Stisser, then the Bank shall pay Mr. Stisser a termination payment equal to the greater of one year's regular salary at the annual rate being paid to Mr. Stisser immediately prior to such termination or the salary payable to Mr. Stisser at such rate for the remainder of the unexpired Employment Period.

     (b)  Mr. Stisser shall not be entitled to receive the benefits described in
(a) if his employment is terminated:

     (i)   for Cause (as defined in section 10(a) of this Agreement);

     (ii) upon his resignation not for a Good Reason (as defined in section 10(b) of this Agreement);


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     (iii) on account of his death; or

     (iv) if (A) he has been absent from the full-time service of the Bank on account of his Disability (as defined in section 12 of this Agreement) for at least three consecutive months; and (B) he fails to return to work full-time within thirty days after written notice requesting such return is given to Mr. Stisser by the Bank.

     (c) Mr. Stisser shall not be required to mitigate the amount of any payment provided for in this section nor shall any payment be reduced by any compensation or benefit earned by or paid to Mr. Stisser after termination regardless of source.

     9. TERMINATION WITHOUT SEVERANCE BENEFITS. If Mr. Stisser's employment is terminated for the reasons described in 8(b)(i) through 8(b)(iv), then the Bank shall have no further obligations under this Agreement, other than to pay accrued but unpaid salary.

     10. DEFINITION OF FOR CAUSE AND RESIGNATION FOR GOOD REASON.

     (a) Termination for "Cause," shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry.

     (b) Mr. Stisser's resignation shall be deemed a Good Reason resignation if Mr. Stisser resigns within two months after any one or more of the following events:

     (i) the assignment to Mr. Stisser of any duties materially inconsistent with Mr. Stisser's status as President and Chief Executive Officer of the Bank;

     (ii) any reduction in Mr. Stisser's salary unless mandated by any regulatory authority having jurisdiction over the Bank;

     (iii) the relocation of either the Bank's executive offices or the principal location at which Mr. Stisser works, to a place more than 50 miles outside of the City of Cortland;


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     (iv)  the failure of the Bank to pay, within seven days of the date when due, any portion of Mr. Stisser's compensation, which failure is not inadvertent and immaterial and which is not promptly cured by the Bank after notice of such failure is given to the Bank by Mr. Stisser; or

     (v) a material breach of this Agreement by the Bank, which the Bank fails to cure within thirty days following written notice thereof from Mr. Stisser.

     11. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, a Change in Control of the Bank shall occur if:

     (a) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than (i) the holding company to be formed in connection with the conversion of the Bank to the stock form of ownership; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Bank, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities issued by the Bank representing 25% or more of the combined voting power of all of the Bank's then outstanding securities; or

     (b) the individuals who on the date this Agreement is made are members of the Board, together with their successors as defined below, cease for any reason to constitute a majority of the members of the Board; or

     (c) the shareholders of the Bank approve either:

          (i) a merger or consolidation of the Bank with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                         (A) either (x) the members of the Board of the Bank
immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (y) the shareholders of the Bank own securities of the institution resulting from such merger or consolidation representing eighty percent or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting securities of the Bank before such merger or consolidation; and


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                         (B) the entity which results from such merger or
consolidation expressly agrees in writing to assume and perform the Bank's obligations under this Agreement; or

          (ii) a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of its assets; and

     (d) any event which would be described in sections 11(a), (b) or (c) if the term "Parent Corporation of the Bank" were substituted for the term "Bank" therein. Such an event shall be deemed to be a Change in Control under the relevant provision of sections 11(a), (b) or (c).

It is understood and agreed that more than one Change in Control may occur at the same or different times during the Employment Period and that the provisions of this Agreement shall apply with equal force and effect with respect to each such Change in Control.

     12. ADDITIONAL DEFINITIONS. "Disability" shall mean any physical or mental condition which makes Mr. Covert reasonably unable to perform any material portion of his services as an officer of the Bank as defined in the Bank's disability insurance program. "Successors" as used in Section 11(b) shall mean any person who, in the future, is elected or nominated for election to the Board by a majority of the directors of the Bank then in office who are either directors of the Bank as of the date of this Agreement or who are themselves successors as defined in this sentence.

     13. ADDITIONAL RETENTION BENEFIT. If the employment of Mr. Stisser is terminated within six months of a Change in Control and such termination does not result from a termination as described in Section 8(b), then the Bank shall pay to Mr. Stisser an amount equal to two hundred and ninety-nine percent (299%) of his annual salary at the rate being paid to him immediately prior to such termination, but in no event more than the maximum amount payable without the imposition of any excise or golden parachute tax under Section 280G of the Internal Revenue Code. Amounts paid to Mr. Stisser pursuant to this section or section 8(a), if they occur under circumstances in which Mr. Stisser would otherwise be entitled to receive a payment under any employee severance compensation plan, shall be in lieu of and shall supersede any payments under such plan and shall also supersede any amounts payable under Section 8.

     14. NOTICES. Any communication required or permitted to be given under this Agreement, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage


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prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

     If to Mr. Stisser:

     Wesley D. Stisser, Jr.
     26 Bellrose Avenue
     Cortland, New York 13045

     If to the Bank:

     Cortland Savings Bank
     One North Main Street
     Cortland, New York 13045
      Attention: Corporate Secretary

     With a copy to:

     Serchuk & Zelermyer, LLP
     81 Main Street
     White Plains, NY 10601
      Attention: Jay L. Hack, Esq.

     15. SEVERABILITY. A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     16. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against who its enforcement is sought. Any waiver or relinquishment of such right or power at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

     18. ENTIRE AGREEMENT; MODIFICATIONS. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in


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its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof between the Bank and Mr. Stisser. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     19. REQUIRED REGULATORY PROVISIONS. The following provisions are included for the purpose of complying with various laws, rules and regulations applicable to the Bank. These provisions shall supersede any contrary provision contained in this Agreement.

     (a) Mr. Stisser shall have no right to receive compensation or other benefits for any period after termination for Cause.

     (b) Any payments to Mr. Stisser by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (the "FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

     (c) If Mr. Stisser is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to Mr. Stisser all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

     (d) If Mr. Stisser is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(4) or
(g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and Mr. Stisser shall not be affected.

     (e) If the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1)), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and Mr. Stisser shall not be affected.

     (f) All obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued


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operation of the Bank: (i) by the New York Superintendent of Banks or the
Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. Section 1823(c);
(ii) by the Superintendent of Banks if the Superintendent approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and Mr. Stisser has hereto set his hand, all as of the day and year first above written.



                                             -----------------------------------
                                             Wesley D. Stisser, Jr.


                                             Cortland Savings Bank

                                             By:
                                                --------------------------------
                                                Harvey Kaufman, Chairman


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